Exhibit 99.1

ROCKY MOUNTAIN INDUSTRIALS ENGAGES CIVIL ENGINEERING DESIGN FIRMS FOR PHASE 2 OF ROCKY MOUNTAIN RAIL PARK CONSTRUCTION PROJECT

Denver, Colorado (February 4th, 2022) – Rocky Mountain Industrials, Inc. (RMI), Colorado’s next generation infrastructure company, announces the engagement of Matrix Design and Plummer & Associates to provide civil engineering and design services in the construction of RMI’s Phase 2, 470-acre heavy industrial rail platform.

“The RMI team is pleased to work with such highly regarded and respected Denver engineering and design firms to help deliver our vision for a transformative rail served industrial park,” said Brian Fallin, CEO of RMI, “Both Matrix and Plummer bring extensive expertise, acumen and experience to our growing team of valued colleagues.”

Phase 1 of the Rocky Mountain Rail Park’s 620-acre footprint is currently under construction on its south parcel, with plans to begin Phase 2 construction in Q2 2022 on the rail-served 470-acre north property.  This phase will provide large, pad ready land parcels with approved heavy industrial zoning and access to high-capacity mainline rail service to the Denver Metro market. RMI’s Rocky Mountain Rail Park will include both manifest and unit-train rail capabilities providing exceptional flexibility for regional rail users.

Both rail and non-rail served lots are currently available for lease or purchase throughout construction in 2022.

About RMI

Rocky Mountain Industrials, Inc. is a materials distribution and infrastructure organization strategically positioned to serve the Rocky Mountain Region.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS This press release contains forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, RMI’s strategic position and prospects and legislative developments. These statements involve several known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in the “Risk Factors” section of RMI’s filings with the Securities and Exchange Commission, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although RMI may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws